Exhibit 10.36

FIRST AMENDMENT (the “First Amendment”), dated as of October 19, 2009 to the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of November 10, 2008 among CDI Corp. (the “Company”), CDI Corporation (the “Subsidiary Borrower” and collectively with the Company, the “Borrowers”), the Guarantors and Lenders party thereto, and JPMorgan Chase Bank, N.A. a national banking association for itself and as Administrative Agent.

W I T N E S S E T H :

WHEREAS, the Company has requested the Administrative Agent to modify the Credit Agreement in order to extend the Commitment Termination Date and the Administrative Agent is agreeable to such request;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto hereby agree as follows:

1. Definitions. Except as otherwise stated, capitalized terms defined in the Credit Agreement and used herein without definition shall have the respective meanings assigned to them in the Credit Agreement.

2. Amendment to the Credit Agreement.

(a) Section 1.01, Defined Terms, is hereby amended by restating the definition of “Commitment Termination Date” to read as follows:

“Commitment Termination Date” means December 9, 2009.

3. Representations and Warranties. To induce the Administrative Agent (on behalf of the Lenders) to enter into this Amendment, each Borrower hereby represents and warrants that:

(a) No Default or Event of Default has occurred and is continuing under the Credit Agreement as of the date of this Amendment and after giving effect thereto.

4. Effective Date. This Amendment shall become effective as of the date hereof when the Administrative Agent shall have received counterparts of this Amendment duly executed by each of the parties hereto.

5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute a single instrument with the same effect as if the signatures thereto and hereto were upon the same instrument.

6. Full Force and Effect. Except as expressly modified by this Amendment, all of the terms and provisions of the Credit Agreement shall continue in full force and effect, and all parties hereto shall be entitled to the benefits thereof.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date set forth above.

CDI CORP.

By:	/s/ Mark A. Kerschner
Name:	Mark A. Kerschner
Title:	Executive Vice President and CFO

CDI CORPORATION

By:	/s/ Mark A. Kerschner
Name:	Mark A. Kerschner
Title:	Executive Vice President and CFO

SUBSIDIARY GUARANTORS:

MANAGEMENT RECRUITERS
INTERNATIONAL, INC.

By:	/s/ Mark A. Kerschner
Name:	Mark A. Kerschner
Title:	Treasurer

MRI CONTRACT STAFFING, INC.

By:	/s/ Joseph R. Seiders
Name:	Joseph R. Seiders
Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
individually and as Administrative Agent

By:	/s/ Devin T. Roccisano
Name:	Devin T. Roccisano
Title:	Associate

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